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                                                                      Exhibit 1b



                                    WARRANTS

                              UNDERWRITER'S WARRANT

                            Dated:_____________, 1996



             THIS CERTIFIES THAT Toluca Pacific Securities Corporation (the "Holder") is entitled to purchase from HOMEOWNERS FINANCIAL CORP., a Delaware corporation (the "Company"), up to 127,000 shares of the Company's common stock, $.01 par value (the "Shares"), and/or 127,000 redeemable common stock purchase warrants (the "Redeemable Warrants"; together with the Shares, the "Securities") to purchase one share of Common Stock at $ per share (the "Redeemable Warrant Exercise Price") at a purchase price of $ per Share (the "Share Exercise Price") and $ per Redeemable Warrant (the "Warrant Exercise Price," collectively, with the Share Exercise Price, the "Exercise Prices"), subject to adjustment as provided in paragraph 8 hereof, at any time during the 48 month period commencing 12 months from the effective date of the Registration Statement (defined below). This Underwriter's Warrant (the "Underwriter's Warrant") is exercisable to purchase an aggregate of Shares and Redeemable Warrants, issued pursuant to an Underwriting Agreement dated , 1996, between the Company and Toluca Pacific Securities Corporation (the "Underwriter") (as defined in the Underwriting Agreement), in connection with a public offering, through the Underwriter, of up to 1,270,000 shares of Common Stock and 1,270,000 Redeemable Warrants as therein described (hereinafter referred to as the "Public Securities") and in consideration of $10.00 received by the Company for the Underwriter's Warrant. The Shares and Redeemable Warrants issuable pursuant to the Underwriter's Warrant shall have same terms and conditions as the shares of Common Stock and Redeemable Warrants making up the Public Securities, as described under the caption "Description of Securities" in the Company's Registration Statement on Form SB-2, File No. 33-94882 (the "Registration Statement"), except that the Holder shall have registration rights under the Securities Act of 1933 (the "Act"), for the Underwriter's Warrant, the Shares and Redeemable Warrants.

         1. The rights represented by this Underwriter's Warrant shall be exercised at the price, subject to adjustment in accordance with paragraph 8 hereof, and during the periods as follows:


                  (a) During the period from the date hereof to , 1997 [12 months from the effective date] (the "Initial Period"), inclusive, the Holder shall have no right to purchase any Securities hereunder.

                  (b)      Between             , 1997 and             , 2001 [5
                           years from the effective date] (the "Expiration Date") inclusive, the Holder shall have the option to
                           purchase Shares hereunder at a price of $     per
                           Share and to purchase Redeemable Warrants at a



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                           price of $     per Redeemable Warrant [120% above the
                           public offering price of the Shares and Redeemable Warrants], subject to adjustment as provided in paragraph 8 hereof.

                  (c) After the Expiration Date, the Holder shall have no right to purchase any Securities hereunder.

         2. (a) The rights represented by this Underwriter's Warrant may be exercised at any time within the periods above specified, in whole or in part, by (i) the surrender of the Underwriter's Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price then in effect for the number of Securities specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of paragraph 6 and subparagraphs (b), (c) and (d) of paragraph 7 hereof. The Underwriter's Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date the Underwriter's Warrant is surrendered and payment is made in accordance with the foregoing provisions of this paragraph 2, and the person or persons in whose name or names the certificates for Shares and/or Redeemable Warrants shall be issuable upon such exercise shall become the holder or holders of record of such Shares and Redeemable Warrants at that time and date. Certificates representing the Shares and Redeemable Warrants so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) days, after the rights represented by this Warrant shall have been so exercised.

                  (b) Notwithstanding anything to the contrary contained in subparagraph (a) of paragraph 2, the Holder may elect to exercise this Underwriter's Warrant in whole or in part by receiving Shares and/or Redeemable Warrants equal to the value (as determined below) of this Underwriter's Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder a number of Shares and/or Redeemable Warrants computed using the following formula:



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                           X = Y(A-B)
                           ---------
                                A

Where:                     X = the number of Shares and/or Warrants to be
                               issued to the Holder;

                           Y = the number of Shares and/or Warrants to be
                               exercised under this Underwriter's Warrant;

                           A = the current fair market value of one share of
                               Common Stock and/or one Warrant (calculated as described below); and

                           B = the Share Exercise Price and/or the Warrant
                               Exercise Price, as the case may be.

                  As used herein, the current fair market value of one share of Common Stock shall mean the greater of (x) the average of the closing prices of the Company's Common Stock sold on all securities exchanges on which the Common Stock may at the time be listed and the NASDAQ National Market, or, if there have been no sales on any such exchange or the NASDAQ National Market on such day, the average of the highest bid and lowest asked price on such day on The Nasdaq Stock Market or otherwise in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization (the "Market Price"), on the trading day immediately preceding the date notice of exercise of this Underwriter's Warrant is given or
(y) the average of the Market Price per share of Common Stock for the five trading days immediately preceding the date notice of exercise of this Underwriter's Warrant is given. If on any date for which the Market Price per share of Common Stock is to be determined the Common Stock is not listed on any securities exchange or quoted on the NASDAQ National Market or on The Nasdaq Stock Market or otherwise in the over-the-counter market, the Market Price per share of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the Market Price per share of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share thereof pursuant to the Company's acquisition.

         The current fair market value of one Redeemable Warrant shall be determined in a like manner, with reference to the prices per Redeemable Warrant.

         3. The Underwriter's Warrant shall not be transferred, sold, assigned, or hypothecated (other than by will or pursuant to the laws of descent and distribution) for a period of one year
commencing            , 1996, except that it may be transferred to



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successors of the Holder, and may be assigned in whole or in part to any person who is an officer or director of the Holder or to any member of the selling group and/or the officers/directors or partners thereof during such period. Any such assignment shall be effected by the Holder by (i) executing the form of assignment at the end hereof and (ii) surrendering the Underwriter's Warrant for cancellation at the office or agency of the Company referred to in paragraph 2 hereof, accompanied by a certificate (signed by an officer of the Holder if the Holder is a corporation), stating that each transferee is a permitted transferee under this paragraph 3; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Underwriter's Warrant or Warrants of like tenor and representing in the aggregate rights to purchase the same number of Securities as are purchasable hereunder.

         4. The Company covenants and agrees that all shares of Common Stock which may be purchased hereunder or upon exercise of the Redeemable Warrants will, upon issuance against payment of the purchase price therefor, be duly and validly issued, fully paid and nonassessable, and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which the Underwriter's Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the Underwriter's Warrant and the Redeemable Warrants.

         5. The Underwriter's Warrant shall not entitle the Holder to any voting rights or other rights as stockholders of the Company.

         6. (a)(i) The Company shall advise the Holder or its transferees, whether the Holder holds the Underwriter's Warrant or has exercised the Underwriter's Warrant and holds shares of Common Stock and/or Redeemable Warrants, by written notice at least four weeks prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto under the Act covering any securities of the Company, for its own account or for the account of others, except for any registration statement filed on Form S-4 or S-8 (including a Form S-3 related to a Form S-8) and will, for a period of five years from the Effective Date, upon the request of the Holder, and subject to subparagraph 6(a)(ii), include in any such post-effective amendment to the Registration Statement or in any new registration statement such information as may be required to permit a public offering of the Underwriter's Warrant, the Common Stock issuable upon the exercise thereof or upon exercise of the Redeemable Warrants and the Redeemable Warrants (collectively, the "Registrable Securities"). The Company shall supply prospectuses and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as the Holder designates and do any and all other acts and things which may be necessary or desirable to enable the Holder to consummate the public sale or other disposition of the Registrable



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Securities, all at no expense to the Holder or the Underwriter, and furnish indemnification in the manner provided in paragraph 7 hereof. The Holder shall furnish information and indemnification as set forth in paragraph 7.

                           (ii) If the registration of which the Company gives
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to subparagraph 6(a)(i). If the managing underwriter determines that a limitation of the number of shares to be underwritten is required, the underwriter may exclude some or all Registrable Securities from such registration (the "Excluded Registrable Securities"); provided, however, that no other security-holder may include any such securities in such Registration Statement if any of the Registrable Securities have been excluded from such registration; and further provided that the Company will file a new Registration Statement covering the Excluded Registrable Securities, at the Company's expense, within six months after the completion of such underwritten offering.

                  (b) On any one occasion only, any 50.1% Holder (as defined below) shall give notice to the Company at any time to the effect that such Holder desires to register under the Act any or all of the Registrable Securities under such circumstances that a public distribution (within the meaning of the Act) of any such securities will be involved, then the Company will promptly, but no later than eight weeks after receipt of such notice, file a post-effective amendment to the current Registration Statement or a new registration statement pursuant to the Act, so that such designated Registrable Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become and remain effective (including the taking of such steps as are necessary to obtain the removal of any stop order) within 90 days after the receipt of such notice, provided, that such Holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. Inclusive of this demand right shall be that the 50.1% Holder may, at its option, request the filing of a post-effective amendment to the current Registration Statement or a new registration statement under the Act, inclusive of the right granted by subparagraph 6(a) on one occasion only during the four-year period beginning one year from the effective date of the Registration Statement (the "Effective Date"). The 50.1% Holder may, at its option, request the registration of the Underwriter's Warrant and/or any of the securities underlying the Underwriter's Warrant in a registration statement made by the Company as contemplated by subparagraph 6(a) or in connection with a request made pursuant to this subparagraph 6(b) prior to acquisition of the shares of Common Stock and/or Redeemable Warrants issuable upon exercise of the Underwriter's Warrant. The 50.1% Holder may, at its option, request such post-effective amendment or new registration statement during the described period with respect to the Underwriter's Warrant, or separately as to the Common Stock and/or Redeemable Warrants issuable upon the exercise of the Underwriter's Warrant, and such



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registration rights may be exercised by the 50.1% Holder prior to or subsequent to the exercise of this Underwriter's Warrant. Within ten days after receiving any such notice pursuant to this subparagraph 6(b), the Company shall give notice to any other Holder of the Underwriter's Warrant, advising that the Company is proceeding with such post-effective amendment or registration statement and offering to include therein the securities underlying the Underwriter's Warrants held by the other Holder, provided that they shall furnish the Company with such appropriate information (relating to the intentions of such Holder) in connection therewith as the Company shall reasonably request in writing. All costs and expenses of the post-effective amendment or new registration statement shall be borne by the Company, except that the Holder(s) shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to any of the securities sold by them. The Company will maintain such registration statement or post-effective amendment current under the Act for a period of at least nine months (and for up to an additional three months if requested by the Holder(s)) from the effective date thereof. The Company shall provide prospectuses, and such other documents as the Holder(s) may request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as such Holder(s) designate and furnish indemnification in the manner provided in paragraph 7 hereof.

                  (c) The term "50.1% Holder" as used in this paragraph 6 shall mean the Holder(s) of at least 50.1% of the Underwriter's Warrant and/or the Common Stock underlying the Underwriter's Warrant and the Redeemable Warrants and shall include any owner or combination of owners of such securities, which ownership shall be calculated by determining the number of shares of Common Stock held by such owner or owners as well as the number of shares then issuable upon exercise of the Underwriter's Warrant and the Redeemable Warrants.

                  (d) If at any time prior to the effectiveness of the registration statement filed in connection with an offering pursuant to this paragraph 6 the 50.1% Holder shall determine not to proceed with the registration, upon notice to the Company and the payment to the Company by the 50.1% Holder of the Company's expenses, if any, theretofore incurred in connection with the registration statement, the 50.1% Holder may terminate its participation in the offering, and the registration statement previously filed shall not be counted against the number of demand registrations permitted under this paragraph 6.

                  (e) Notwithstanding the foregoing, if the Company shall furnish to such 50.1% Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future containing the disclosure of material information required to be included therein by reason of the federal securities laws, then the Company's obligation to use its best efforts to file



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a registration statement shall be deferred for a period during which such disclosure would be seriously detrimental, provided that this period will not exceed 30 days and provided further, that the Company shall not defer its obligation in this matter more than once in any 12 month period.

         7. (a) Whenever pursuant to paragraph 6 a registration statement relating to the Underwriter's Warrant or any Common Stock issued or issuable upon the exercise of the Underwriter's Warrant or the Redeemable Warrants, or any Redeemable Warrants is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the securities covered by such registration statement, amendment or supplement (such Holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder for use in the preparation thereof.

                  (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arises out of or are based upon




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the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

                  (c) Promptly after receipt by an indemnified party under this paragraph 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph 7.

                  (d) In case any such action is brought against any indemnified party, and it notified an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this paragraph 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         8. (a) The Share Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Underwriter's Warrant shall be subject to adjustment from time to time upon the happening of certain events hereinafter described; provided, however, that no adjustment shall be required in respect of the shares issuable upon exercise of the Redeemable Warrants.

                           (i)      In case the Company shall (a) declare a
dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (b) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (c) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, or (d) the outstanding shares of Common Stock of the Company are at any time changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation or



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recapitalization, then appropriate adjustments in the number and kind of such securities subject to this Underwriter's Warrant shall be made and the Share Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionately adjusted so that the Holder of this Underwriter's Warrant exercised after such date shall be entitled to receive the aggregate number and kind of securities which, if this Underwriter's Warrant had been exercised by such Holder immediately prior to such date, they would have owned upon such exercise and been entitled to receive upon such dividend, distribution, subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization. For example, if the Company declares a 2 for 1 stock distribution and the Share Exercise Price immediately prior to such event was $5.00 per Share and the number of Shares purchasable upon exercise of this Underwriter's Warrant was 110,000, the adjusted Share Exercise Price immediately after such event would be $2.50 per Share and the adjusted number of Shares purchasable upon exercise of this Warrant would be 220,000. Such adjustment shall be made successively whenever any event listed above shall occur.

                           (ii) Whenever the Share Exercise Price payable upon
exercise of the Underwriter's Warrant is adjusted pursuant to subparagraphs 8(a)(i), or the Warrant Exercise Price payable upon exercise of the Underwriter's Warrant pursuant to paragraph 8(b), the number of shares of Common Stock or Redeemable Warrants, as the case may be, purchasable upon exercise of this Underwriter's Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock or Redeemable Warrants, as the case may be, issuable upon exercise of this Underwriter's Warrant by the Share Exercise Price or Warrant Exercise Price, as the case may be, in effect on the date hereof and dividing the product so obtained by the Share Exercise Price or Warrant Exercise Price, as adjusted.

                           (iii)  No adjustment in the Share Exercise Price or
Warrant Exercise Price shall be required (a) in the event of the sale of the Company's securities in a future bona fide underwritten public offering; or (b) unless such adjustment would require an increase or decrease of at least five cents ($0.05) in the Share Exercise Price; provided, however, that any adjustments which by reason of this subparagraph (iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this paragraph 8(a) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 8(a) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Share Exercise Price or Warrant Exercise Price, in addition to those required by this Section 8(a) or 8(b), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock or Redeemable Warrants, or any subdivision, reclassification or



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combination thereof, hereafter made by the Company shall not result in any federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Redeemable Warrants issuable upon exercise of the Underwriter's Warrant).

                           (iv) Whenever the Exercise Prices are adjusted, as
herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Prices and the adjusted number of shares of Common Stock, Redeemable Warrants or other securities purchasable upon exercise of the Underwriter's Warrant to be mailed to the Holder, at the addresses listed on the books of the Company, and shall cause a certified copy thereof to be mailed to the Company's transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this paragraph 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                           (v) In the event that at any time, as a result of an
adjustment made pursuant to the provisions of this paragraph 8, the Holder of the Underwriter's Warrant thereafter shall become entitled to receive any securities of the Company, other than Common Stock and the Redeemable Warrants, thereafter the exercise price and number of such other securities so receivable upon exercise of the Underwriter's Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the number of shares of Common Stock, Redeemable Warrants or other securities purchasable upon exercise of the Underwriter's Warrant to be mailed to the Holder, at the addresses listed on the books of the Company, and shall cause a certified copy thereof to be mailed to the Company's transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this paragraph 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                           (vi) In the event that at any time, as a result of an
adjustment made pursuant to the provisions of this paragraph 8, the Holder of the Underwriter's Warrant thereafter shall become entitled to receive any securities of the Company, other than Common Stock and the Redeemable Warrants, thereafter the exercise price and number of such other securities so receivable upon exercise of the Underwriter's Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs 8(a), inclusive of this paragraph (vi).

         8. (b) In the event of an adjustment in the Share Exercise Price and the number of Shares of Common Stock issuable upon the exercise of the Underwriter's Warrant, pursuant to paragraph 8(a),



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then there shall be a proportional adjustment in the Warrant Exercise Price and the number of Redeemable Warrants issuable upon the exercise of the Underwriter's Warrant.

         9. This Agreement shall be governed by and in accordance with the laws of the State of New York.


             IN WITNESS WHEREOF, HOMEOWNERS FINANCIAL CORP. has caused this Underwriter's Warrant to be signed by its duly authorized officers, and this Underwriter's Warrant to be dated as of the date first above written.

                           HOMEOWNERS FINANCIAL CORP.

                               By:__________________________________
                                    Name:
                                    Title:



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                                  PURCHASE FORM

           (To be signed only upon exercise of Underwriter's Warrant)

       The undersigned, the holder of the foregoing Underwriter's Warrant, hereby irrevocably elects to exercise the purchase rights represented by such
Warrant for, and to purchase thereunder,         Shares of HOMEOWNERS FINANCIAL
CORP., par value $0.01 per share, and/or Redeemable Common Stock Purchase Warrants to purchase one (1) share of Common Stock, and herewith makes payment
of $     therefor (or hereby surrenders and delivers that portion of the
Underwriter's Warrant having equivalent value (as determined in accordance with the provisions of subparagraph (d) of paragraph 2 of the Underwriter's Warrant)), and requests that the certificates for shares of Common Stock and/or
Redeemable Warrants be issued in the name(s) of, and delivered to             ,
whose address(es) is (are):




Dated:                          , 19




                         Signature_______________________________________



                         _________________________________________________
                                  (Print name under signature)
                          (Signature must conform in all respects to the name of Holder as specified on the face of the Underwriter's Warrant).



                         _________________________________________________
                          (Insert Social Security or Other Identifying Number of Holder)



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                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
                     holder desires to transfer the Warrant)


         FOR VALUE RECEIVED___________________________________________________

hereby sells, assigns and transfers unto______________________________________

                  (Please print name and address of transferee)



this Warrant, together with all right, title and interest therein, and does
hereby irrevocably constitute and appoint             Attorney, to transfer the
within Warrant on the books of HOMEOWNERS FINANCIAL CORP., with full power of substitution.


Dated:



               Signature_____________________________________





                          ___________________________________________________
                          (Print name under signature)
                          (Signature must conform in all respects to the name of Holder as specified on the face of the Underwriter's Warrant.)




                          ___________________________________________________
                          (Insert Social Security or Other Identifying Number of Holder)



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